Exhibit 99.1

NEWS RELEASE

WESTELL TECHNOLOGIES APPOINTS J. THOMAS GRUENWALD
AS CHIEF EXECUTIVE OFFICER

AURORA, IL, February 11, 2015 - Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of in-building wireless, intelligent site management, cell site optimization, and outside plant solutions, today announced that its Board of Directors has appointed J. Thomas Gruenwald as the Company’s President and Chief Executive Officer, effective immediately. He succeeds Rick Gilbert, who has left the Company and board.

Mr. Gruenwald, 66, has served as a member of the Company’s Board of Directors since October 2013 and as Lead Independent Director since December 2014. He has three decades of experience leading dynamic, technology-based growth businesses in the global telecommunications market.

Mr. Gruenwald will continue as a director of the Company, but will no longer serve as a member of the Company’s Compensation Committee.

Mr. Gruenwald said, “Westell has all the ingredients for long-term, sustainable growth - great people, quality products and valued customers. Our opportunity now is to shape our business to better leverage these strengths through a renewed focus on execution, operations and expanding our market presence. As we begin the next chapter of our business story, Westell is committed to growing revenue, driving operational excellence, investing in quality products, and serving as a trusted partner to both domestic and international service providers.”

Mr. Gruenwald, who earned a Ph.D. in Theoretical Elementary Particle Physics from Purdue University, taught Physics and Astronomy at the University of Portland, Oregon. He then began his business career in switching systems development at AT&T Bell Laboratories before moving to Tellabs, a multi-billion dollar designer and manufacturer of telecommunications systems. There, he held successive senior executive positions during his 16-year tenure including CTO, Executive Vice President of the Broadband Networking division, CIO, and Vice President of Human Resources and Quality Systems.

Eileen Kamerick, a member of Westell’s Board of Directors, said, “As a proven business leader, telecommunications veteran and operating strategist with deep turnaround experience and technical expertise, our board believes Tom is the right person, with the right experience and vision to drive Westell’s future success.”

“Our Board of Directors would like to thank Rick Gilbert for his leadership, guidance and contributions over the last five years, and wish him the very best in his future endeavors,” Ms. Kamerick added.

After leaving Tellabs in 2007, Mr. Gruenwald served as the Managing Partner at the Global Sentry Group, LLC, a strategic advisory and turnaround firm specializing in small and mid-sized companies.

Mr. Gruenwald served on the Board of Spectrum Control (SPEC) from 1999 until 2011 when it was acquired. He was also Board Chairman for Edward Hospital, a billion-dollar regional health care facility, and served on other not-for-profit boards including Iowa State’s Engineering Advisory Council, Illinois Institute of Technology Board, North Central College Board of Trustees and Girl Scouts of DuPage County Board.

Conference Call with Investors
The Company will hold a conference call at 9 a.m. CT today - Wednesday, February 11 - to discuss the announcement with investors and analysts. Participants can register online in advance of the conference call by going to the URL: http://www.conferenceplus.com/westell. After registering, participants receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference. If a participant does not wish to register, he or she can participate in the call on February 11, by dialing 1-888-206-4064 no later than 8:45 a.m. CT (9:45 a.m. ET) and using confirmation number 38990854.

This news release and related information that may be discussed on the conference call will be posted on the Press Releases section of Westell's website: www.westell.com. An archive of the entire call will be available on the site via Digital Audio Replay by approximately 1:00 PM Eastern Time after the call ends. The replay of the conference also may be accessed by dialing +1 (888) 843-7419 or +1 (630) 652-3042 and entering 8865 834#.

About Westell Technologies
Westell Technologies, Inc., headquartered in Aurora, Illinois, is a leading provider of in-building wireless, intelligent site management, cell site optimization, and outside plant solutions focused on innovation and differentiation at the edge of telecommunication networks, where end users connect. The Company’s comprehensive set of products and solutions enable telecommunication service providers, cell tower operators, and other network operators to reduce operating costs and improve network performance. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high quality, reliable systems. For more information, please visit www.westell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the

Form 10-K for the fiscal year ended March 31, 2014, under Item 1A - Risk Factors. The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

For additional information, contact:

Investors: Tom Minichiello Chief Financial Officer Westell Technologies, Inc. +1 (630) 375 4740 tminichiello@westell.com